Exhibit 2.1

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated as of June 12, 2007, but effective as of June 13, 2007, by and between AMERICAN ROCK SALT COMPANY LLC, a New York limited liability company (“ARS”) and ARS MERGECO LLC, a New York limited liability company (“Mergeco” and together with ARS, the “Constituent Companies”).

WHEREAS, ARS is a limited liability company organized and existing under and by virtue of the laws of the State of New York; and

WHEREAS, Mergeco is a limited liability company organized and existing under and by virtue of the laws of the State of New York; and

WHEREAS, the requisite percentage of the members of ARS and Mergeco deem it desirable and in the best interest of the Constituent Companies and their respective members that they merge under the laws of the State of New York, with ARS being the surviving company;

NOW, THEREFORE, it is hereby agreed as follows:

1. The names of the Constituent Companies are AMERICAN ROCK SALT COMPANY LLC and ARS MERGECO LLC.

2. The surviving company is ARS.

3. The membership interests of Mergeco are owned in accordance with the following:

(a) American Rock Salt Holdings LLC (“Holdco”) — 100%

4. The membership units of ARS are owned in accordance with the information on Schedule A attached hereto and made a part hereof.

5. Following the merger, the membership interests of ARS will be converted into membership interests of Holdco, such that ARS, as the surviving company, will be owned in accordance with the following:

(a) Holdco — 100%

6. Following the merger, the membership units of Holdco will be owned in accordance with the information on Schedule B attached hereto and made a part hereof.

7. The Articles of Organization and Operating Agreement of ARS, the surviving company, shall not be amended by virtue of the merger.

IN WITNESS WHEREOF, we have executed this Agreement of Merger as of the effective date first set forth above.

ARS MERGECO LLC

By: American Rock Salt Holdings LLC, Managing Member
By: American Rock Salt Company LLC, Manager

	By:	/s/ Gunther K. Buerman
Gunther K. Buerman, Chairman

AMERICAN ROCK SALT COMPANY LLC

By:	/s/ Gunther K. Buerman
Gunther K. Buerman, Chairman

SCHEDULE A

American Rock Salt Company LLC Members

Member	Class A Units	Class F Units
G.E. Capital Corporation	1,250.000
Joseph G. Bucci		3,952.500
Gunther K. Buerman		4,122.075
Neil L. Cohen		3,442.500
Charles L. VanArsdale		387.325
Pamela VanArsdale		15.000
Dr. Robert Dewey		15.000
Greene 1998 Trusts		10.000
Greene Family Trust		10.000
Thomas Terry, Jr.	1,000.000	318.750
Raymond Martel		159.375
Donald B. Holman		61.200
Salt of the Earth, LLC		96.900
C&C Salt, LLC	1,012.500
Dolomite Products Co., Inc.	1,250.000
Kevin Szanyi	13.000
Patrick Maxwell	13.000
Estate of Jacqueline Harris	25.000
C. Wesley Gregory, III	62.500
William L. Dorr	25.000
Robert C. Scutt	12.500
William M. O’Connor	12.500
Philip G. Spellane	12.500
John W. Clarke	25.000
I.C. Shah	75.000
Charles Littlefield	25.000
O’Connell Electric Company	250.000
ARSC LLC	150.000
John Mooney	25.000
Gregory O’Connell	250.000
George Spanakos	75.000
William Vitale	20.000
Joseph A. Vitale	20.000
Ann C. Vitale	20.000
Robert Steele	50.000	159.375
E. Philip Saunders	300.000
Daniel Hogan	276.500
	6,250.000	12,750.000

SCHEDULE B

American Rock Salt Holdings LLC Members

Member	Class A Units	Class F Units
G.E. Capital Corporation	1,250.000
Joseph G. Bucci		3,952.500
Gunther K. Buerman		4,122.075
Neil L. Cohen		3,442.500
Charles L. VanArsdale		387.325
Pamela VanArsdale		15.000
Dr. Robert Dewey		15.000
Greene 1998 Trusts		10.000
Greene Family Trust		10.000
Thomas Terry, Jr.	1,000.000	318.750
Raymond Martel		159.375
Donald B. Holman		61.200
Salt of the Earth, LLC		96.900
C&C Salt, LLC	1,012.500
Dolomite Products Co., Inc.	1,250.000
Kevin Szanyi	13.000
Patrick Maxwell	13.000
Estate of Jacqueline Harris	25.000
C. Wesley Gregory, III	62.500
William L. Dorr	25.000
Robert C. Scutt	12.500
William M. O’Connor	12.500
Philip G. Spellane	12.500
John W. Clarke	25.000
I.C. Shah	75.000
Charles Littlefield	25.000
O’Connell Electric Company	250.000
ARSC LLC	150.000
John Mooney	25.000
Gregory O’Connell	250.000
George Spanakos	75.000
William Vitale	20.000
Joseph A. Vitale	20.000
Ann C. Vitale	20.000
Robert Steele	50.000	159.375
E. Philip Saunders	300.000
Daniel Hogan	276.500
	6,250.000	12,750.000